Exhibit 4.57

Used Vehicle Purchase Contract

Contract No.:________________

This used vehicle purchase contract (this “Contract”) was entered into between the following parties on this day of _____________ at _______________________________.

Seller:	Original vehicle owner	( “Party A”)
ID/License No.:	ID No.
Address:	Actual correspondence address
Telephone:	Actual telephone No.

Buyer:	Jieying (捷盈) Executive	( “Party B”)
ID No.:
Address:
Telephone Number:

Registrant:	JV staff	(“Party C”)
ID No.:	ID No.
Address:	Actual correspondence address
Telephone:	Actual telephone No.

Service Provider:	Shanghai Jieying Auto Retail Co., Ltd. (上海捷盈汽车销售有限公司)	(“Party D”)
License Number:	91310114MA1GTX4FXP
Legal Representative:
Registered Address:

After arm’s length negotiations, the Parties have entered into and intend to be bound by the following agreement on the sale and purchase of used vehicles:

1.	Information on the Vehicle consistent with registration information

1.1	Basic information of the Subject Vehicle

1.1.1	Manufacturer Brand:

1.1.2	Model:

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1.1.3	Color:

1.1.4	Engine displacement :

1.1.5	Key(s):

1.1.6	Vehicle identification number(VIN):

1.1.7	Driving mileage:

The Parties hereby confirm that the above mileage is recorded on ___________, and the mileage noted when the vehicle is actually delivered to Party B may be different due to reasons such as Party B's test drive, relocation and completing related procedures.

1.1.8	Basic configuration:subject to the actual condition of the Subject Vehicle.

1.2	Information on registration, insurance and annual inspection of the Subject Vehicle

1.2.1	Registration Certificate No.:

1.2.2	Owner of the Vehicle as set forth in the Registration Certificate:

1.2.3	Date of initial registration:day___month___year

1.2.4	Vehicle inspection valid until: :day___month___year

2.	Settlement and payment of the Subject Vehicle

2.1	The full purchase price (“Vehicle Purchase Price”) of the Subject Vehicle is RMB____(RMB___Yuan). Party B shall pay to Party A the purchase deposit for the Subject Vehicle RMB____ (RMB___Yuan) on the date of signing this Contract and the remainder of the Vehicle Purchase Price shall be paid to Party A within 1 working day after the date of completion of the transfer or registration of Subject Vehicle.

2.2	Party B shall pay the deposit and remainder of the Vehicle Purchase Price to the following account designated by Party A:

Account Name: ____________________________;

Account Bank: ____________________________________;

Account No.: ____________________________________________。

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3.	Transfer and delivery of the Subject Vehicle

3.1	Party A shall deliver the Subject Vehicle to Party B after receiving payment in full of the Vehicle Purchase Price (“Vehicle Delivery”), and assist Party B with processing the transfer or registration of Subject Vehicle under Party C’s name within 2 working days after receiving payment in full of the Vehicle Purchase Price in accordance of Party B’s instruction. The transfer fee incurred by the transfer or registration shall be borne by Party ___.

3.2	Party A guarantees that the vehicle is free from accident damage, water damage, fire, and economic disputes, and the vehicle’s registration information is accurate and legal and that the vehicle is capable of being transferred to Party C through normal procedures. If the vehicle is identified by the third party as an accident-damaged vehicle, water-damaged vehicle, and the vehicle cannot be transferred or registered through normal procedures by or before the agreed date (day___month___year), Party B has the right to return the vehicle to Party A; and Party A shall complete procedures for the return and refund of the vehicle as of the date when Party B determines that one of the following has occurred: (1) the vehicle was damaged in an accident (2) the vehicle has water damage (3) the vehicle cannot be transferred or registered through normal procedures, as well compensate Party B’s expenses and losses incurred accordingly. If Party A is unable to complete the refund on the agreed date, Party A shall pay the default penalty of 0.2% of the total amount of the Vehicle Purchase Price to Party B for each day the refund payment is delayed following the agreed date.

3.3	If Party C has not yet registered the vehicle, Party B shall be responsible for all traffic accidents and traffic violations that occur after the date of Vehicle Delivery from day__month___year, while Party is responsible for all of the above before the date of Vehicle Delivery.

3.4	The user shall be responsible for problems arising from the use of vehicles during the process of transferring the vehicle after delivery takes place.

3.5	Party A shall hand over the vehicle's relevant documents and materials (including but not limited to registration certificate, driving permit, manual, 2 sets of keys and maintenance manual) to Party B within ____ working days after Party A completes the transfer.

3.6	Party C acknowledges that Party B is the owner of the Subject Vehicle and Party C entrusted by Party B to be registered as the owner of the Subject Vehicle under the Vehicle Entrusting and Holding Agreement.

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4.	Technical consultation services for used vehicles

4.1	Party D shall provide used vehicle related technical consulting services and used vehicle system business management services ("Services") to Party B:

4.2	Party B shall pay service fees to Party D for the above Services in full.

5.	Undertaking and guarantee

5.1	Party A undertakes and guarantees that,

5.1.1	it has the full ownership of the Subject Vehicle and the Subject Vehicle is free from accident damage, water damage, fire, and economic disputes, and its registration is accurate and legal.

5.1.2	it will assist Party C with completing the transfer and/or registration procedures of the Subject Vehicle under the direction of Party B, and it will provide all the materials to Party B before proceeding with such procedures, and bear full responsibility for the authenticity, validity and legality of such materials.

5.2	Party C undertakes and guarantees that,

5.2.1	it will provide the necessary materials or cooperate with Party B in handling other related matters as requested during the process of transferring and/or registering the Subject Vehicle.

5.2.2	it will comply with the Vehicle Entrusting and Holding Agreement

6.	Liabilities

6.1	Should Party A fail to provide the materials necessary for the transfer and/or registration of the Subject Vehicle under this Contract or be reluctant to cooperate with Party B in completing the relevant registration procedures, which results in a delay of the transfer and registration of the Subject Vehicle, for each day overdue, Party A shall pay liquidated damages to Party B based on 0.5% of the Purchase Price. If the transfer and registration is overdue for 15 consecutive days, Party B shall have the right to unilaterally terminate this contract.

6.2	Should Party A fail to provide the materials as required, which prevents completion of the transfer and/or registration procedures for the Subject Vehicle, Party B shall have the right to terminate this Contract, upon which Party A shall pay liquidated damages to Party B equal to the greater of (i) 10% of the Purchase Price and (ii) the actual losses suffered by Party B.

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6.3	Should Party C fail to provide the relevant materials in a timely manner or be reluctant to cooperate with Party A in completing the relevant procedures, which results in delay and/or prevents the transfer and/or registration of the Subject Vehicle, Party C shall be liable for all losses caused to Party B.

6.4	Unless otherwise provided in this contract, should a party breach its obligations or guarantees under this contract, it shall be liable for the losses caused to the Party C as a result of such breach.

7.	Dispute settlement

7.1	All disputes arising from this Contract shall be resolved by the relevant parties through friendly negotiation in the first instance.

7.2	If the relevant parties cannot resolve the dispute through friendly negotiation, the dispute shall be submitted for resolution by the People’s Court where Party D is located.

8.	Additional provisions

9.	Miscellaneous

9.1	The parties hereby agree that, if the Subject Vehicle is a special vehicle e.g. an electric car or a supercar, further agreement shall be reached in Article 8 (Additional provisions).

9.2	This Contract is prepared in four counterparts and each party shall hold one counterpart, each of which has the same legal effect.

9.3	This Contract shall be effective upon the date of signing by the parties hereto. Any amendment or change hereto shall be made in writing by the parties hereto and signed by the same before such amendment or change become effective.

[The following pages are reserved for the signatures of the Parties to the Used Vehicle Purchase Contract.]

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The Used Vehicle Purchase Contract was entered into between the following Parties on this day of _____________:

Party A:	Original vehicle owner

Signature of Seller/representative:

Date:

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The Used Vehicle Purchase Contract was entered into between the following Parties on this day of _____________:

Party B:	Jieying (捷盈) Executive

Signature of Buyer/representative:

Date:

Party D: Shanghai Jieying Auto Retail Co., Ltd. (上海捷盈汽车销售有限公司)

Signature of chief executive/representative:

Date:

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The Used Vehicle Purchase Contract was entered into between the following Parties on this day of _____________:

Party C	JV staff

Signature:

Date:

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